Exhibit 99.1

Investor Relations Contact:	Media Contacts:
John G. Nesbett	Teresa Stubbs
Institutional Marketing Services, Inc.	MedAvant Healthcare Solutions
203-972-9200	812-206-4332
jnesbett@institutionalms.com	tstubbs@medavanthealth.com
MEDAVANT ANNOUNCES SELECTION OF NEW AUDITING FIRM
ATLANTA, GA.—(PRIME NEWSWIRE)—January 28, 2008-- MedAvant Healthcare Solutions (MedAvant) (NASDAQ: PILL), a leader in healthcare technology and transaction services, today announced it has engaged UHY LLP (UHY) as its independent public accounting firm effective immediately.
John Lettko, President and Chief Executive Officer of MedAvant, said, “After an extensive search, we are pleased to announce our engagement with UHY. We chose UHY because of their reputation for value-added service to their clients, their 30 years of experience, their expertise in our industry, and their focus on companies our size.”
MedAvant’s former auditing firm, Deloitte & Touche, resigned as auditors on December 26, 2007. The termination of that relationship was not the result of any disagreement between MedAvant and Deloitte &Touche on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.
About MedAvant Healthcare Solutions
MedAvant provides information technology used to process transactions within the healthcare industry. MedAvant offers electronic claims processing to healthcare providers, a Preferred Provider Organization called the National Preferred Provider Network (NPPNTM) and remote reporting solutions for medical laboratories. To facilitate these services, MedAvant operates PhoenixSM, a highly scalable platform which supports real-time connections between healthcare clients. For more information, visit http://www.medavanthealth.com. MedAvant is a trade name of ProxyMed, Inc.
Forward Looking Statement
Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. Actual results could differ materially from projected results because of factors such as: the soundness of our business strategies relative to the perceived market opportunities; MedAvant’s ability to successfully develop, market, sell, cross-sell, install and upgrade its clinical and financial transaction services and applications to current and new physicians, payers, medical laboratories and pharmacies; the ability to compete effectively on price and support services; MedAvant’s ability and that of its business associates to perform satisfactorily under the terms of its contractual obligations, and to comply with various government rules regarding healthcare and patient privacy; entry into markets with vigorous competition, market acceptance of existing products and services, changes in licensing programs, product price discounts, delays in product development and related product release schedules, any of which may cause revenues and income to fall short of anticipated levels; the availability of competitive products or services; the continued ability to protect the company’s intellectual property rights, implementation of operating cost structures that align with revenue growth; uninsured losses; adverse results in legal disputes resulting in liabilities; unanticipated tax liabilities; the effects of a natural disaster or other catastrophic event beyond our control that results in the destruction or disruption of any of our critical business or information technology systems. Any of these factors could cause the actual results to differ materially from the guidance given at this time. For further cautions about the risks of investing in MedAvant, we refer you to the documents MedAvant files from time to time with the Securities and Exchange Commission, including, without limitation, its most recently filed Annual Report on Form 10-K. MedAvant does not assume, and expressly disclaims, any obligation to update information contained in this document. Although this release may remain available on our website or elsewhere, its continued availability does not indicate that we are reaffirming or confirming any of the information contained herein.
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